Exhibit (a)(1)(C)
THIS IS NOT A LETTER OF TRANSMITTAL
NOTICE OF GUARANTEED DELIVERY
for
Deposit of Common Shares
of
Envoy Communications Group Inc.
     As set forth in Section 4 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to deposit common shares (the “Shares”) of Envoy Communications Group Inc. (the “Company”) pursuant to the Offer to Purchase if certificates for Shares are not immediately available or time will not permit all documents required by the Letter of Transmittal to reach the Depositary by the Expiration Date (as defined in the Offer to Purchase). Such form may be hand delivered, couriered, mailed or transmitted by facsimile transmission to the Toronto office of the Depositary set forth below. See Section 4 of the Offer to Purchase.

TO:	ENVOY COMMUNICATIONS GROUP INC.

AND TO:	COMPUTERSHARE INVESTOR SERVICES INC., as Depositary

By Mail	By Hand, Registered Mail or by Courier:
P.O. Box 7021 31 Adelaide Street East Toronto, Ontario M5C 3H2 Attention: Corporate Actions	100 University Avenue 9th Floor Toronto, Ontario M5J 2Y1 Attn: Corporate Actions
COMPUTERSHARE INVESTOR SERVICES INC.
Fax: (905) 771-4082
Delivery of this Notice of Guaranteed Delivery to any address or transmission of instructions via a facsimile number other than as set forth above does not constitute a valid delivery.
     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature must appear on the applicable space on the Letter of Transmittal.
     The undersigned hereby deposits to the Company the Shares indicated below pursuant to the guaranteed delivery procedure as set forth in Section 4 of the Offer to Purchase dated November 20, 2006 (the “Offer to Purchase”), receipt of which is hereby acknowledged, in the manner indicated below and pursuant to an Auction Tender (as defined in the Offer to Purchase) at the price per Share indicated below or pursuant to a Purchase Price Tender (as defined in the Offer to Purchase) upon the terms and subject to the conditions set forth in the Offer to Purchase, including the provisions relating to proration described therein.

Certificate Number(s) – If Available	Number of Shares	Name and Address of Shareholder
(please print)

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM
     The institution which completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such institution.
GUARANTEE
(Not to be used for signature guarantee)
     The undersigned, a Canadian Schedule 1 chartered bank, a major trust company in Canada, a member firm of a recognized stock exchange in Canada or a U.S. financial institution (including most U.S. banks, savings and loan associations and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (STAMP), the New York Stock Exchange Medallion Signature Program (MSP) or the Stock Exchanges Medallion Program (SEMP) guarantees to deliver to the Depositary at its address set forth above the certificate(s) representing the Shares deposited hereby, in proper form for transfer, with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed photocopy thereof) and any other required documents, on or before 5:00 pm, Toronto time, on the third trading day after the Expiration Date. As used herein, a “Trading Day” means a day on which trading occurs on the Toronto Stock Exchange and the NASDAQ Capital Market.

Name of Firm	Authorized Signature

Address of Firm	Name

(Please type or print)

Title

Dated , 2006

Postal Code or Zip Code

Area Code and Tel. No.

BOX A
TYPE OF TENDER

Check only one box. If more than one box is checked or if no box is checked, all Shares identified above will be deemed to have been tendered by way of a Purchase Price Tender. Shares are being deposited hereby pursuant to (check one):

☐	An Auction Tender	☐	A Purchase Price Tender
	(Please complete Box B)		(Please complete Box C)

BOX B
AUCTION TENDER
PRICE (IN UNITED STATES DOLLARS) PER SHARE
AT WHICH SHARES ARE BEING DEPOSITED
This box MUST be completed if Shares are being deposited pursuant to an Auction Tender.

Check Only One Box. If more than one box is checked, there is no proper deposit of Shares. If you wish to deposit Shares at different prices you MUST submit a separate Notice of Guaranteed Delivery for each such deposit. (See Instruction 5 of the Letter of Transmittal)

☐ US$2.55	☐ US$2.61	☐ US$2.66
☐ US$2.56	☐ US$2.62	☐ US$2.67
☐ US$2.57	☐ US$2.63	☐ US$2.68
☐ US$2.58	☐ US$2.64	☐ US$2.69
☐ US$2.59	☐ US$2.65	☐ US$2.70
☐ US$2.60
Canadian Shareholders may wish to refer to the U.S./Canadian dollar exchange rates in Section 1 of the Circular – “Envoy Communications Group Inc. – Financial Statement Presentation and Exchange Rate Data”.

BOX C
PURCHASE PRICE TENDER
This box MUST be completed if Shares are being deposited pursuant to a Purchase Price Tender.
The undersigned either (check one):

☐	depositing shares as a registered holder, owned by the undersigned;

☐	is depositing Shares beneficially owned by the undersigned, or

☐	is a broker, dealer, bank, trust company or other nominee that is depositing, for the beneficial owners thereof, Shares with respect to which it is the owner of record (list attached).

BOX D
CONDITIONAL TENDER
(See Instruction 6 of the Letter of Transmittal)
A Shareholder may tender Shares subject to the condition that a specified minimum number of the Shareholder’s Shares tendered pursuant to the Letter of Transmittal must be purchased if any Shares tendered are purchased (as described in Section 6 of the Offer to Purchase). Unless the minimum number Shares indicated below is purchased by the Company in the Offer, none of the Shares tendered by such Shareholder will be purchased. It is the responsibility of the Shareholder to calculate the minimum number of Shares that must be purchased if any are purchased, and the Company urges Shareholders to consult their own tax advisor before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	Minimum number of Shares that must be purchased, if any are purchased:

Shares (insert number of Shares)

Dated:

Telephone:

Name:

Signature: